Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Annual Report on Form 10-K of MAIR Holdings, Inc. and subsidiaries (the “Company”) for the fiscal year ended March 31, 2005 (the “Report”).

Each of the undersigned, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, hereby certifies that, as of the end of the period covered by the Report:

1.               Such Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL F. FOLEY

Paul F. Foley
President and Chief Executive Officer
June 14, 2005

/s/ ROBERT E. WEIL

Robert E. Weil
Vice President, Chief Financial Officer and Treasurer
June 14, 2005